UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 31, 2024
Date of Report (Date of Earliest Event Reported)

ULTRALIFE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-20852	16-1387013
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Technology Parkway, Newark, New York 14513
(Address of principal executive offices) (Zip Code)

(315) 332-7100
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.10 par value per share	ULBI	NASDAQ
(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered

Common Stock, $0.10 par value per share	ULBI	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

New Credit Agreement

On October 31, 2024, Ultralife, Southwest Electronic Energy Corporation – an Ultralife Company, a Texas corporation, CLB, Inc., Excell Battery Corporation USA, and Electrochem Solutions, Inc., as borrowers, and certain other subsidiaries of the Company, entered into a new Credit and Security Agreement with KeyBank National Association (“KeyBank” or the “Bank”), as lender and administrative agent (the “New Credit Agreement”). The proceeds of the loans under the New Credit Agreement were used, in part, to repay outstanding indebtedness under the Company’s prior credit and security agreement, dated as of May 31, 2017 (the “Prior Credit Agreement.

The New Credit Agreement, among other things, provides in its term loan provisions for a 5-year, $55 million senior secured term loan (the “Term Loan” or “Term Loan Facility”). The Term Loan is subject to repayment in quarterly installments commencing March 31, 2025 in amounts as set forth in the New Credit Agreement. Interest is payable on the unpaid principal outstanding under the Term Loan. All amounts of unpaid principal and accrued and unpaid interest remaining due under the Term Loan are scheduled to be paid in full October 31, 2029.

Upon closing of the Acquisition on October 31, 2024, the Company borrowed the full amount of the Term Loan Facility.

The New Credit Agreement also provides under its revolving credit provisions for revolving loans, letters of credit, and swing loans (“Revolving Credit Facility”). Upon the effectiveness of the New Credit Agreement, any amounts outstanding under letters of credit issued pursuant to the Company’s Prior Credit Agreement became issued under the New Credit Agreement. The availability under the Revolving Credit Facility is subject to certain borrowing base limits based on trade receivables and inventories. All unpaid principal and accrued and unpaid interest with respect to the Revolving Credit Facility is due and payable in full on October 31, 2029.

The Company may voluntarily prepay principal amounts outstanding under the New Credit Agreement at any time subject to certain advance notification and other restrictions.

In addition to the customary affirmative and negative covenants, the Company must maintain a consolidated senior leverage ratio, as defined in the New Credit Agreement, not exceed (i) 3.50 to 1.00 for the fiscal quarters ending March 31, 2025 through December 31, 2025, (ii) 3.25 to 1.00 for the fiscal quarters ending March 31, 2026 through December 31, 2026, (iii) 3.00 to 1.00 for the fiscal quarter ending March 31, 2027 and on the last day of each fiscal quarter thereafter for the remaining term of the New Credit Agreement.

Borrowings under the New Credit Agreement are secured by substantially all the assets of the Company and certain of its present and future subsidiaries who are or become parties to, or guarantors under the new Credit Agreement.

Interest will accrue on outstanding indebtedness under the Term Loan Facility and Revolving Credit Facilities at a variable rate of interest based on designated interest rate benchmarks plus a varying margin determined by reference to the consolidated senior leverage ratio in effect from time to time.

The Company must pay a fee of twenty, twenty-five or thirty basis points (depending on the consolidated senior leverage ratio in effect from time to time) based on the average daily unused availability under the Revolving Credit Facility.

Payments must be made by the Company to the extent borrowings exceed the maximum amount then permitted to be borrowed and from the proceeds of certain transactions. Upon the occurrence of an event of default, the outstanding obligations may be accelerated and the Bank will have other customary remedies including resort to the security interest the Company provided to the Key Bank.

The foregoing description of the New Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the New Credit Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

The New Credit Agreement has been filed to provide investors and security holders with information regarding its terms, provisions, conditions, and covenants and is not intended to provide any other factual information respecting the Company or its subsidiaries. In particular the Amended Credit Agreement contains representations and warranties made to and solely for the benefit of the parties thereto, allocating. The assertions embodied in those representations and warranties may be qualified or modified by information in disclosure schedules that the parties have exchanged in connection with executing the New Credit Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the New Credit Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, investors and security holders should not rely on the representations and warranties in these documents as characterizations of the actual state of any fact or facts.

Item 2.01 Completion of Acquisition or Disposition of Assets

Acquisition of Electrochem Solutions, Inc.

On October 31, 2024, Ultralife Corporation, a Delaware corporation (“Ultralife” or the “Company”), completed the acquisition of all the issued and outstanding shares of Electrochem Solutions, Inc., a Massachusetts corporation (“Electrochem”), pursuant to a stock purchase agreement (the “Agreement”) with Greatbatch Ltd., a New York corporation (the “Seller”), dated September 27, 2024. The Agreement established a purchase price of $50 million for the acquisition (the “Acquisition”) subject to customary working capital and net cash adjustments.

The Company funded the purchase price for the Acquisition through the New Credit Agreement, as defined and disclosed in Item 1.01.

The Agreement contains customary terms and conditions including representations and warranties, subject to a mutually acceptable buyer-side representation and warranty insurance policy to be obtained by the Company, the cost of which was shared equally between the Company and the Seller.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is listed as Exhibit 10.1 hereto and is incorporated herein by reference.

The Agreement has been filed to provide investors and security holders with information regarding its terms, provisions, conditions, and covenants and is not intended to provide any other factual information respecting the Company or its subsidiaries. In particular the Agreement contains representations and warranties made to and solely for the benefit of the parties thereto. The assertions embodied in those representations and warranties may be qualified or modified by information in disclosure schedules that the parties have exchanged in connection with executing the Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement. Any such subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, investors and security holders should not rely on the representations and warranties in the Agreement as characterizations of the actual state of any fact or facts.

Item 2.03 Creation of a Direct Financial Obligation

The information related to the New Credit Agreement as defined and disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 7.01 Regulation FD

On November 1, 2024, the Company issued a press release announcing the completion of the Acquisition pursuant to the Agreement. A copy of the press release is furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Item 7.01 and Exhibit 99.1 is being furnished to and not filed with the Securities and Exchange Commission and shall not be deemed as incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except to the extent specifically provided in any such filing.

Item 9.01 Financial Statements, Pro Forma Financials and Exhibits

(a) Financial Statements of Business Acquired

The financial statements required by this item are not being filed herewith. The Company will file the required financial statements as an amendment to this Current Report on Form 8-K as soon as practicable after the date hereof and not later than 71 days after the date this Current Report on Form 8-K would otherwise be required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required by this item is not being filed herewith. The Company will file the required pro forma financial information as an amendment to this Current Report on Form 8-K as soon as practicable after the date hereof and not later than 71 days after the date this Current Report on Form 8-K would otherwise be required to be filed.

(d) Exhibits.

Exhibit Number	Exhibit Description
10.1	Stock Purchase Agreement by and between Greatbatch Ltd. and Ultralife Corporation *

10.2	Credit and Security Agreement among, Ultralife, Southwest Electronic Energy Corporation – an Ultralife Company, a Texas corporation, CLB, Inc., Excell Battery Corporation USA, and Electrochem Solutions, Inc., as borrowers, and certain other subsidiaries of the Company, and KeyBank National Association, as lender and administrative agent **

10.3	Assignment and Assumption Agreement dated as of October 31, 2024 **

10.4	Supply Agreement dated as of October 31, 2024 **

10.5	Transition Services Agreement dated as of October 31, 2024 **	.

99.1	Press Release of Ultralife Corporation dated October 1, 2024 **

104	Cover Page Interactive Data File (embedded within the Inline XBRL document) **

*Filed as Exhibit 10.1 to the Form 8-K filed October 3, 2024
**Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2024		ULTRALIFE CORPORATION

	By:	/s/ Philip A. Fain
Philip A. Fain
Chief Financial Officer and Treasurer